Exhibit 99.1

FOR IMMEDIATE RELEASE

YULONG RECEIVES ADDITIONAL NOTICE FROM NASDAQ OF LISTING NONCOMPLIANCE

PINGDINGSHAN, China, November 23, 2016 -- Yulong Eco-Materials Limited (NasdaqCM: YECO), today announced that because the Company is delinquent with the filing of its Form 10-Q for the fiscal quarter ended September 30, 2016, and because it remains delinquent in filing its Form 10-K for the fiscal year ended June 30, 2016, the Company received a letter from NASDAQ that the Company is not in compliance with Listing Rule 5250(c)(1). This rule requires NASDAQ listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission. The letter specifies that, under NASDAQ rules, the Company has until December 13, 2016 to submit a plan to regain compliance with respect to these delinquent reports. If the NASDAQ staff accepts such plan, it has discretion to grant up to 180 days (until April 11, 2017) for the Company to regain compliance.  However, there can be no assurance regarding the timing or ultimate outcome of this process or the ability of the Company to successfully maintain its NASDAQ listing.

The Company is making this announcement in compliance with NASDAQ Listing Rule 5810(b), which requires prompt disclosure of receipt of a noncompliance letter.

About Yulong Eco-Materials

Yulong is a vertically integrated manufacturer of eco-friendly building products and a construction waste management company located in the city of Pingdingshan in Henan Province, China. The company is currently Pingdingshan’s leading producer of fly-ash bricks and concrete as well as the exclusive provider of construction waste management services in parts of Pingdingshan and Shangqiu.

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans," "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Contact:

Zan “Sam” Wu

Chief Financial Officer

samwu@yulongecomaterials.com